Exhibit 99.1

ROYALTY PHARMA INVESTOR DAY HIGHLIGHTS STRONGER GROWTH OUTLOOK AND THE POWER OF ITS UNIQUE BUSINESS MODEL TO DRIVE VALUE FOR ALL STAKEHOLDERS

•	New capital deployment target of $10-12 billion over the next five years

•	Outlook for 2020-2025 Adjusted Cash Receipts (1) (non-GAAP) CAGR raised to 11-14%

•	Adjusted Cash Receipts (1) (non-GAAP) expected to grow 10% or more over this decade, positioning Royalty Pharma to be one of the fastest growing biopharma companies

•	Demand for capital to fund life sciences innovation to exceed $1 trillion in next decade

NEW YORK, NY, May 17, 2022 – Royalty Pharma plc (Nasdaq: RPRX) will host its inaugural Investor Day in New York City today. Royalty Pharma’s management team will provide an update on the company’s capital deployment opportunities and long-term outlook and the prospects for royalty funding in life sciences.

“Royalty Pharma has made tremendous progress since our IPO in June 2020,” said Pablo Legorreta, Royalty Pharma’s founder and Chief Executive Officer. “We are the pioneers and leaders in the biopharmaceutical royalty market. Our unique and powerful business model drives tremendous opportunity for strong compounding growth in the coming years. And most importantly, by funding and accelerating the ‘golden age’ of life sciences innovation, we are helping to transform patients’ lives. Today, my team and I are excited to provide a deep review of our business and outlook—and ultimately why we believe we represent a uniquely attractive and straightforward investment proposition for investors seeking consistently strong growth and value creation.”

Increasing Five-Year Forward Capital Deployment Target

The rapid expansion of the royalty funding market and Royalty Pharma’s strengthened competitive position as a public company have resulted in the company’s ability to invest at a rate ahead of its initial plans. At the time of its IPO, Royalty Pharma provided a five-year forward capital deployment target of greater than $7 billion, which implied an average annual deployment on royalty acquisitions of around $1.5 billion. To reflect the company’s most up-to-date assessment, its new capital deployment target is $10 billion to $12 billion over the next five years, implying an average annual investment of $2 billion to $2.5 billion. Royalty Pharma expects that there will be year to year variations in its capital deployment, reflecting its disciplined and patient approach to investing. Over the longer-term, Royalty Pharma sees the potential to eventually double its average annual capital deployment to $4 billion to $5 billion.

Raising Long-term Outlook for Adjusted Cash Receipts(1) (non-GAAP measure)

Given the strong fundamental outlook for the royalty funding market, the company’s positive business momentum and the increase in its capital deployment plans, Royalty Pharma is today raising its long-term growth guidance for Adjusted Cash Receipts (1) (non-GAAP). Over the period from 2020 through 2025, Royalty Pharma now expects to deliver compounded annual growth in Adjusted Cash Receipts (1) of between 11% to 14% (increased from previous 7% to 10% guidance announced on February 17, 2021). Furthermore, Royalty Pharma also introduced its target for Adjusted Cash Receipts(1) to grow 10% or more on a compounded annual basis from 2020 to 2030 – positioning it among the fastest growing biopharmaceutical companies.

Royalty Pharma today provides this long-term outlook based on its most up-to-date view of its prospects. Royalty Pharma assumes no major unforeseen adverse events subsequent to the date of this press release. Furthermore, Royalty Pharma may amend its long-term outlook in the event it engages in new royalty transactions. Royalty Pharma has not reconciled its non-GAAP long-term outlook to the most directly comparable GAAP measure, net cash provided by operating activities, at this time due to the inherent difficulty in accurately forecasting and quantifying certain amounts that are necessary for such reconciliation, including, primarily, payments for operating and professional costs, distributions from non-consolidated affiliates and interest received. Royalty Pharma is not able to forecast on a GAAP basis with reasonable certainty all adjustments needed in order to project net cash provided by operating activities at this time.

Significant Opportunity to Fund Life Science Innovation

The biopharmaceutical ecosystem is expected to generate significant demands for capital to fund the ongoing wave of healthcare innovation. Royalty Pharma estimates that academic institutions and non-profits will spend more than $1 trillion to fund life sciences research and development over the next decade, which is expected to generate many new royalty opportunities. Over that same time period, today’s unprofitable biotechnology companies are expected to require over $1 trillion to fund operating expenses in order to develop and commercialize their pipelines and global pharmaceutical companies are also expected to invest an estimated $1.6 trillion in research and development. Given the company’s unique role at the heart of funding life sciences innovation, Royalty Pharma believes that there will be significant opportunity to deploy capital and fund innovation, while creating value for its stakeholders.

Further Details on Investor Day

Royalty Pharma will host its inaugural Investor Day in New York City, beginning at 8:30 a.m. ET today. The event is expected to conclude at approximately 12:15 p.m. ET and will include live question and answer sessions. The meeting will be webcast for those unable to attend in person and will be accessible from Royalty Pharma’s “Events” page at www.royaltypharma.com/investors/news-and-events/events. The webcast will be archived for a minimum of thirty days.

About Royalty Pharma

Founded in 1996, Royalty Pharma is the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, collaborating with innovators from academic institutions, research hospitals and non-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. Royalty Pharma has assembled a portfolio of royalties which entitles it to payments based directly on the top-line sales of many of the industry’s leading therapies. Royalty Pharma funds innovation in the biopharmaceutical industry both directly and indirectly—directly when it partners with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when it acquires existing royalties from the original innovators. Royalty Pharma’s current portfolio includes royalties on around 35 commercial products, including AbbVie and Johnson & Johnson’s Imbruvica, Astellas and Pfizer’s Xtandi, Biogen’s Tysabri, Johnson & Johnson’s Tremfya, Gilead’s Trodelvy, Merck & Co.’s Januvia, Novartis’ Promacta, Vertex’s Kalydeco, Orkambi, Symdeko and Trikafta, and ten development-stage product candidates. For more information, visit www.royaltypharma.com.

Forward-Looking Statements

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this document unless stated otherwise, and neither the delivery of this document at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof.

This document contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of Royalty Pharma’s strategies, financing plans, growth opportunities and market growth. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the company. However, these forward-looking statements are not a guarantee of Royalty Pharma’s performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. The company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the company’s own internal estimates and research. While the company believes these third-party sources to be reliable as of the date of this document, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this document involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the company believes its own internal research is reliable, such research has not been verified by any independent source.

For further information, please reference Royalty Pharma’s reports and documents filed with the U.S. Securities and Exchange Commission (“SEC”) by visiting EDGAR on the SEC’s website at www.sec.gov.

Notes

(1)

Adjusted Cash Receipts is a measure calculated with inputs directly from the statements of cash flows and includes (1) royalty receipts by product: (i) cash collections from royalty assets (financial assets and intangible assets), (ii) Other royalty cash collections, (iii) Distributions from equity method investees, plus (2) Proceeds from available for sale debt securities, and less (1) Distributions to non-controlling interests, which represents contractual distributions of royalty receipts and proceeds from available for sale debt securities to our historical non-controlling interests related to the Legacy Investors Partnerships and Royalty Pharma Select Finance Trust (RPSFT). See Royalty Pharma’s Annual Report on Form 10-K filed with the SEC on February 15, 2022 for additional discussion. See GAAP to Non-GAAP reconciliation in the Company’s Current Report on Form 8-K dated May 5, 2022.

(2)

Adjusted Cash Flow is defined as Adjusted EBITDA less (1) Development-stage funding payments—ongoing, (2) Development-stage funding payments – upfront and milestones, (3) Interest paid, net of Interest received, (4) Investments in equity method investees and (5) Other (including Derivative collateral posted, net of Derivative collateral received and Termination payments on derivative instruments) plus (1) Contributions from non-controlling interests- R&D, all directly reconcilable to the statements of cash flows. See GAAP to Non-GAAP reconciliation in the Company’s Current Report on Form 8-K dated May 5, 2022.

(3)

Adjusted EBITDA is important to lenders and is defined under the credit agreement as Adjusted Cash Receipts less payments for operating and professional costs. Operating and professional costs are comprised of Payments for operating and professional costs from the statements of cash flows. See GAAP to Non-GAAP reconciliation in the Company’s Current Report on Form 8-K dated May 5, 2022.

Use of Non-GAAP Measures

Adjusted Cash Receipts, Adjusted EBITDA and Adjusted Cash Flow are non-GAAP measures presented as supplemental measures to Royalty Pharma’s GAAP financial performance. These non-GAAP financial measures exclude the impact of certain items and therefore have not been calculated in accordance with GAAP. In each case, because operating performance is a function of liquidity, the non-GAAP measures used by management are presented and defined as supplemental liquidity measures. Royalty Pharma cautions readers that amounts presented in accordance with the definitions of Adjusted Cash Receipts, Adjusted EBITDA and Adjusted Cash Flow may not be the same as similar measures used by other companies. Not all companies and analysts calculate the non-GAAP measures Royalty Pharma uses in the same manner. Royalty Pharma compensates for these limitations by using non-GAAP financial measures as supplements to GAAP financial measures and by presenting the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures, in each case being net cash provided by operating activities.

Royalty Pharma believes that Adjusted Cash Receipts and Adjusted Cash Flow provide meaningful information about its operating performance because the business is heavily reliant on its ability to generate consistent cash flows and these measures reflect the core cash collections and cash charges comprising its operating results. Management strongly believes that Royalty Pharma’s significant operating cash flow is one of the attributes that attracts potential investors to its business.

In addition, Royalty Pharma believes that Adjusted Cash Receipts and Adjusted Cash Flow help identify underlying trends in the business and permit investors to more fully understand how management assesses the performance of the company, including planning and forecasting for future periods. Adjusted Cash Receipts and Adjusted Cash Flow are used by management as key liquidity measures in the evaluation of the company’s ability to generate cash from operations. Both measures are an indication of the strength of the company and the performance of the business. Management uses Adjusted Cash Receipts and Adjusted Cash Flow when considering available cash, including for decision-making purposes related to funding of acquisitions, voluntary debt repayments, dividends and other discretionary investments. Further, these non-GAAP financial measures help management, the audit committee and investors evaluate the company’s ability to generate liquidity from operating activities.

Management believes that Adjusted EBITDA is an important non-GAAP measure in analyzing liquidity and is a key component of certain material covenants contained within the company’s credit agreement. Noncompliance with the interest coverage ratio and leverage ratio covenants under the credit agreement could result in lenders requiring the company to immediately repay all amounts borrowed. If Royalty Pharma cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the assessment of Royalty Pharma’s liquidity.

Management uses Adjusted Cash Flow to evaluate its ability to generate cash and performance of the business and to evaluate the company’s performance as compared to its peer group. Management also uses Adjusted Cash Flow to compare its performance against non-GAAP adjusted net income measures used by many companies in the biopharmaceutical industry, even though each company may customize its own calculation and therefore one company’s metric may not be directly comparable to another’s. Royalty Pharma believes that non-GAAP financial measures, including Adjusted Cash Flow, are frequently used by securities analysts, investors and other interested parties to evaluate companies in Royalty Pharma’s industry.

The non-GAAP financial measures used in this press release have limitations as analytical tools, and you should not consider them in isolation or as a substitute for the analysis of Royalty Pharma’s results as reported under GAAP. The company has provided a reconciliation of each non-GAAP financial measure, except for its non-GAAP outlook to the most directly comparable GAAP financial measure, in each case being net cash provided by operating activities in the Company’s Current Report on Form 8-K dated May 5, 2022.

Royalty Pharma Investor Relations and Communications

+1 (212) 883-6772

ir@royaltypharma.com